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                                                                  Exhibit 23.2




                            CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
click2learn.com, inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of click2learn.com, inc. of our reports relating to the consolidated balance sheets of click2learn.com, inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, and related financial statement schedule, which reports appear in the 1999 Annual Report on Form 10-K of click2learn.com, inc.


KPMG LLP

Seattle, Washington
July 27, 2000